SULLIVAN & WORCESTER
                                One Post Office Square
                             Boston, Massachusetts 02109






                                             June 2, 1994



          Health and Rehabilitation Properties Trust
          400 Centre Street
          Newton, MA  02158

          Ladies and Gentlemen:

               In connection with the registration by Health and Rehabilitation Properties Trust, a Maryland real estate investment trust (the "Company") of up to $345,000,000 in aggregate offering price of (i) one or more series of debt securities, (ii) one or more series of preferred shares of beneficial interest, $.01 par value, of the Company ("Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value, of the Company ("Common Shares"), or (iv) warrants to purchase Common Shares ("Common Warrants") for offering by the Company from time to time, as set forth in the prospectus contained in the Registration Statement defined below (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus, the following opinion is furnished to you to be filed with the Securities and Exchange Commission as Exhibit 8 to the Company's Registration Statement on Form S-3, File No. 33-53173 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act").

               We have acted as counsel for the Company in connection with the Registration Statement and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of
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          Health and Rehabilitation Properties Trust
          June 2, 1994
          Page 2


          public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed the Registration Statement and the Prospectus and the Company's Declaration of Trust and By-Laws. We have reviewed the sections in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, as amended (the "Form 10-K"), captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", which are incorporated into the Registration Statement by reference, and we have prepared the opinions of counsel referred to in such sections. With respect to all questions of fact on which such opinions are based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectus and in the documents incorporated therein by reference, and on representations made to us by officers of the Company and the Trustees. We have not independently verified such information; nothing has come to our attention, however, which would lead us to believe that we are not entitled to rely on such information.

               The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, administrative interpretations thereof and judicial decisions with respect thereto, all as of the date hereof (collectively the "Tax Laws") and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, administrative interpretations thereof and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In rendering the opinions set forth in the Form 10-K which are incorporated by reference into the Prospectus, we have made certain assumptions and expressed certain conditions and qualifications, all of which assumptions, conditions and qualifications are incorporated herein by reference. We have also assumed with your permission that the closing of the purchase and sale of any Preferred Shares, Common Shares or Common Warrants (collectively, the "Offered Securities") will occur as described in the Prospectus and/or the applicable Prospectus supplement.

               Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to federal income tax matters in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts", in all material respects are accurate and fairly summarize the federal income tax issues and ERISA Laws issues which are material to an investment in any Offered Securities, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.
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          Health and Rehabilitation Properties Trust
          June 2, 1994
          Page 3


               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                             Very truly yours,



                                             SULLIVAN & WORCESTER
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